Exhibit 3.4

RESOLUTIONS BY THE UNANIMOUS

WRITTEN CONSENT OF THE BOARD OF DIRECTORS OF

VARI-LITE INTERNATIONAL, INC.

February 15, 2002

Pursuant to Section 141(f) of the Delaware General Corporation Law, the undersigned, being all of the directors of Vari-Lite International, Inc., a Delaware corporation (the “Company”), hereby declare that when they have signed this consent, or a counterpart hereof, the following resolutions shall then be consented to, approved of and adopted to the same extent and to have the same force and effect as if adopted at a special meeting of the Board of Directors (the “Board”) duly called and held for the purpose of acting upon proposals to adopt such resolutions:

WHEREAS, the Board deems and declares it desirable for, and in the best interests of, the Company and its stockholders to amend the By-Laws of the Company to more accurately reflect provisions contained in the Certificate of Incorporation of the Company; and

WHEREAS, the Board is empowered by the Delaware General Corporation Law and Article Nine and Article Fifteen of the Certificate of Incorporation of the Company to amend the By-Laws;

NOW, THEREFORE, BE IT RESOLVED, that Article III, Section 6 of the By-Laws of the Company be amended in its entirety to read as follows:

“Section 6.  Vacancies.  Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled only by a majority of the directors then serving, though less than a quorum, or by a sole remaining director.  Directors so chosen shall serve for a term expiring at the annual meeting of stockholders at which the term of the class to which they have been elected expires or until their successors are duly elected and qualified, unless sooner displaced.  If there are no directors then serving, then an election of directors may be held in the manner provided by statute.”

RESOLVED FURTHER, that the Secretary of the Company be, and hereby is, authorized and directed to certify a copy of the First Amendment to the By-Laws of the Company as the First Amendment to the By-Laws of the Company effective as of February 15, 2002 and insert such copy in the minute book of the Company; and

RESOLVED FURTHER, that the officers of the Company be and hereby are authorized, empowered and directed to do or cause to be done all other things and acts, to execute and deliver or cause to be executed and delivered all other instruments, documents and certificates and to pay or cause to be paid all costs, fees, expenses and taxes as may be, in their sole judgment, necessary, proper or advisable in order to carry out and comply with the purposes and intent of the foregoing resolutions; and that all of the acts and deeds of the officers of the Company which are consistent with the purposes and intent of such resolutions be and hereby are, in all respects, approved, confirmed and adopted as the acts and deeds of the Company.

IN WITNESS WHEREOF, the undersigned, being all of the directors of the Company, have executed this consent as of the date first above written.

/s/ H.R. Brutsche´ III
H.R. Brutsche´ III

/s/ James H. Clark, Jr.
James H. Clark, Jr.

/s/ John D. Maxson
John D. Maxson

/s/ John R. Rettberg
John R. Rettberg

/s/ William C. Scott
William C. Scott

/s/ J. Anthony Smith
J. Anthony Smith

/s/ J.R.K. Tinkle
J.R.K. Tinkle

CERTIFICATE OF AMENDMENT

TO THE BY-LAWS

The undersigned Secretary of Vari-Lite International, Inc., a Delaware corporation (the “Company”), hereby certifies that the following is an amendment to the By-Laws of the Company adopted by the Board of Directors of the Company effective as of February 15, 2002:

“Section 6.  Vacancies.  Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled only by a majority of the directors then serving, though less than a quorum, or by a sole remaining director.  Directors so chosen shall serve for a term expiring at the annual meeting of stockholders at which the term of the class to which they have been elected expires or until their successors are duly elected and qualified, unless sooner displaced.  If there are no directors then serving, then an election of directors may be held in the manner provided by statute.”

/s/ Jerome L. Trojan III
Jerome L. Trojan III, Secretary